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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  JUNE 18, 1998

                                 ANACOMP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          INDIANA                     1-8328                   35-1144230

(STATE OR OTHER JURISDICTION       (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)          IDENTIFICATION NO.)

   12365 CROSTHWAITE CIRCLE, POWAY, CALIFORNIA                    92064
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

Registrant's telephone number, including area code:  (619) 679-9797

           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 18, 1998, Anacomp, Inc., an Indiana corporation (the "Company"), completed its acquisition (the "Acquisition") of assets constituting substantially all of the business and operations (the "First Image Businesses") of First Image Management Company ("First Image"), a division of First Financial Management Corporation, a wholly-owned subsidiary of First Data Corporation. The Acquisition was consummated pursuant to the Asset Purchase Agreement, dated as of May 5, 1998, as amended (the "Asset Purchase Agreement"), filed as an exhibit hereto. Anacomp assumed substantially all of the ongoing liabilities of the First Image Businesses. The First Image Businesses include (i) image access services, primarily Computer Output to Microfilm ("COM") and Compact Disc ("CD") services (the "IAS Business"), (ii) document print and distribution services such as laser print and mail and demand publishing services (the "DPDS Business") and (iii) document acquisition services such as outsourced health care and insurance claims entry and data capture services (the "DAS Business").

     The $150 million purchase price for the First Image Businesses was determined by negotiations among the parties. The Company financed the purchase price of the Acquisition through an offering (the "Offering") of $135 million aggregate principal amount of 10 7/8% Series C Senior Subordinated Notes due 2004 (the "Notes"), which were priced at 104%, and the reminder was financed with available cash reserves. The Notes were initially purchased by NatWest Capital Markets Limited in a private placement under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and resold to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act. All of the net proceeds of the Offering were used to finance the Acquisition.

     The Company plans to continue operating the IAS Business. The IAS Business provides a variety of imaging, archival and document management services. These services, which are substantially the same as the Company's COM service business, include the transfer of structured computer data, such as reports, statements and invoices, onto various media.

     For the year ended December 31, 1997, the revenues of the IAS Business were $124.3 million, with 84% of those revenues coming from COM, the largest segment of the IAS Business. Additional revenues come from laser print services which are used to transform computer-generated output onto paper, and a smaller portion of revenues were derived from transforming computer-generated output onto relatively newer products, such as CDs. Finally, the IAS Business provides equipment and supplies related to these services, including microfiche readers, microfilm and chemicals.

     The IAS Business operates 42 production centers geographically dispersed throughout the United States and has over 750 employees. Like the Company, the IAS Business has focused on maintaining strong client relationships, and has an annual client retention rate of approximately 90%. The IAS Business also utilizes innovative technology, such as on-line ordering and status reporting, in its sales and marketing efforts.

     The Company intends to sell the DAS Business and the DPDS Business (collectively, the "Dispositions") before the end of its fiscal year, September 30, 1998. In May 1998, the Company executed two letters of intent with third parties confirming agreements in principle for those third parties to purchase substantially all the assets and assume substantially all of the liabilities of the DAS Business and the DPDS Business. The combined sales price of the DAS Business and the DPDS Business under the letters of intent would be $48.1 million. The sales price would be subject to downward adjustment of a maximum of $2.4 million in the event that material adverse information about the DAS Business and the DPDS Business is discovered during the course of the third parties' ongoing due diligence. The letters of intent are subject to satisfaction or waiver of certain conditions. The Company is currently in negotiations with both third parties to complete mutually satisfactory definitive agreements for each of the Dispositions. Until the DAS Business and the DPDS Business are sold, the Company expects to operate the two business units as usual without any disruption to clients or employees.

     During the last five fiscal years, the Company has provided the following services and products to First Image which will become subsumed within the combined entity after the Acquisition. Since October 1993, the Company has been the exclusive provider of field maintenance services for the COM systems maintained in First Image's service centers, which resulted in revenues of $7.3 million for the Company in fiscal 1997. For the period September 1994 to September 1997, the Company was the exclusive provider of the duplicate microfilm used in First Image's service centers, accounting for $5.1 million of the Company's revenues in fiscal 1997. First Image had purchased a portion of its COM original microfilm requirements from Anacomp since September 1993, and such purchases were $2 million in fiscal 1997.
From time to time, First Image has purchased XFP 2000 COM systems both directly from Anacomp and from Eastman Kodak Company ("Kodak") pursuant to resales of systems purchased by Kodak from the Company pursuant to an original equipment manufacturer agreement. The Company had direct sales of XFP 2000 COM systems to First Image of $.3 million in fiscal 1997. First Image purchased $.7 million of other micrographics related equipment and supplies from the Company in fiscal 1997. In addition, in June 1994, the Company purchased from First Image its resale business that sold micrographics equipment and supplies to end-users.

ITEM 5.  OTHER.

     The Company entered into a new $80 million senior secured revolving credit facility pursuant to a Revolving Credit Agreement, dated as of June 15, 1998 (the "New Revolving Credit Facility"), by and among the Company, the lending institutions named therein and BankBoston, N.A., as agent, to replace the Company's previously existing $80 million senior secured term loan and revolving credit facilities (the "Senior Debt Refinancing"). The New Revolving Credit Facility is secured by substantially all of the assets of the Company and contains financial covenants and other restrictions on the Company. The Company believes that the New Revolving Credit Facility will enable the Company to access working capital at more favorable interest rates while providing greater cash management flexibility through both the utilization of excess cash balances and the elimination of mandatory repayments prior to maturity.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)    Financial statements of business acquired.

     Set forth below with respect to First Image are the following financial statements as of and for the periods indicated:

          (1)  Report of Independent Auditors
          (2)  Balance Sheet as of December 31, 1997
          (3)  Statement of Income for the year ended December 31, 1997
          (4)  Statement of Division Equity for the year ended December 31, 1997
          (5)  Statement of Cash Flows for the year ended December 31, 1997
          (6)  Notes to Financial Statements
          (7)  Unaudited Balance Sheet as of March 31, 1998
          (8)  Unaudited Statements of Income for the three months ended
               March 31, 1998 and 1997
          (9) Unaudited Statements of Cash Flows for the three months ended March 31, 1998 and 1997
          (10) Unaudited Notes to Financial Statements

     As of the date hereof, it is impracticable to provide financial statements for First Image as of and for periods prior to those provided below. The Company will file the additional required financial statements on or before 60 days after the date hereof.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
  of First Data Corporation

    We have audited the accompanying balance sheet of First Image Management Company (the "Company"), a division of First Data Corporation, as of December 31, 1997 and the related statements of income, division equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Image Management Company, a division of First Data Corporation, at December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Atlanta, Georgia
April 30, 1998
except for note 15,
as to which the date
is May 5, 1998

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                                 BALANCE SHEET

                               DECEMBER 31, 1997

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                           ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $     388
  Accounts receivable, net of allowance of $2,879.................................     47,635
  Intercompany trade receivables..................................................        521
  Deferred tax assets.............................................................      3,921
  Prepaid expenses and other current assets.......................................     10,827
  Supplies inventory..............................................................      5,128
                                                                                    ---------
Total current assets..............................................................     68,420

Property and equipment:
  Land, buildings and improvements................................................      3,787
  Leasehold improvements..........................................................      8,737
  Equipment.......................................................................     78,171
  Furniture and fixtures..........................................................      7,960
                                                                                    ---------
                                                                                       98,655
  Accumulated depreciation........................................................    (69,286)
                                                                                    ---------
                                                                                       29,369

Goodwill and other intangible assets less accumulated amortization of $50,920.....    165,683
Other assets......................................................................        243
                                                                                    ---------
Total assets......................................................................  $ 263,715
                                                                                    ---------
                                                                                    ---------

                               LIABILITIES AND DIVISION EQUITY
Liabilities:
  Accounts payable................................................................  $   5,331
  Intercompany trade accounts payable.............................................        200
  Accrued salaries and benefits...................................................      2,367
  Other accrued liabilities.......................................................     14,001
  Deferred revenue................................................................      2,986
  Notes payable and capital lease obligations--current............................        429
                                                                                    ---------
Total current liabilities.........................................................     25,314

Deferred tax liability............................................................      1,865

Notes payable and capital lease obligations--long term............................        806

Other liabilities.................................................................        426

Commitments and contingencies

Division equity...................................................................    235,304
                                                                                    ---------
Total liabilities and division equity.............................................  $ 263,715
                                                                                    ---------
                                                                                    ---------

                            See accompanying notes.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

                         (DOLLAR AMOUNTS IN THOUSANDS)

Revenue...........................................................................  $ 221,983

Expenses:
  Salaries and benefits...........................................................     85,870
  Forms and supplies..............................................................     25,285
  Equipment and occupancy.........................................................     40,802
  Other operating and administrative..............................................     32,707
  Depreciation and amortization...................................................     19,660
  Provision for employee severance and office closure.............................        667
  Overhead charges from First Data Corporation....................................      2,220
                                                                                    ---------
Total expenses....................................................................    207,211
                                                                                    ---------
Operating income..................................................................     14,772
Gain on divestiture of product line...............................................      1,915
Interest expense..................................................................        (84)
                                                                                    ---------
Income before income taxes........................................................     16,603
Provision for income taxes........................................................      8,345
                                                                                    ---------
Net income........................................................................  $   8,258
                                                                                    ---------
                                                                                    ---------

                            See accompanying notes.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                          STATEMENT OF DIVISION EQUITY

                          YEAR ENDED DECEMBER 31, 1997

                         (DOLLAR AMOUNTS IN THOUSANDS)

Balance at January 1, 1997..........................................  $ 220,325
  Capital contribution from First Data Corporation..................      6,721
  Net income........................................................      8,258
                                                                      ---------
Balance at December 31, 1997........................................  $ 235,304
                                                                      ---------
                                                                      ---------

                            See accompanying notes.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

                         (DOLLAR AMOUNTS IN THOUSANDS)

OPERATING ACTIVITIES
Net income........................................................................  $   8,258
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation....................................................................     10,511
  Amortization....................................................................      9,149
  Gain on divestiture of product line.............................................     (1,915)
  Deferred tax benefit............................................................     (1,523)
  Changes in operating assets and liabilities:
    Accounts receivable...........................................................     (7,105)
    Prepaid expenses, supplies inventory and other assets.........................     (5,033)
    Accrued salaries and benefits.................................................       (636)
    Accounts payable and other accrued liabilities................................      6,959
    Deferred revenue..............................................................      2,939
    Intercompany trade accounts...................................................      1,924
                                                                                    ---------
Net cash provided by operating activities.........................................     23,528

INVESTING ACTIVITIES
Purchases of property and equipment...............................................     (9,986)
Acquisitions......................................................................    (20,533)
Proceeds from divestiture of product line.........................................      2,086
Other.............................................................................     (2,157)
                                                                                    ---------
Net cash used in investing activities.............................................    (30,590)

FINANCING ACTIVITIES
Capital contribution from First Data Corporation..................................      6,721
Repayment of note payable.........................................................       (401)
                                                                                    ---------
Net cash provided by financing activities.........................................      6,320
                                                                                    ---------
Decrease in cash and cash equivalents.............................................       (742)
Cash and cash equivalents at beginning of year....................................      1,130
                                                                                    ---------
Cash and cash equivalents at end of year..........................................  $     388
                                                                                    ---------
                                                                                    ---------

                            See accompanying notes.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

1. ORGANIZATION, BASIS OF ACCOUNTING AND DESCRIPTION OF BUSINESS

    First Image Management Company ("First Image" or the "Company") operates in a single business segment and is comprised of a group of document management services business units which operate as a division of First Data Corporation ("First Data"). First Image was originally formed by First Financial Management Corporation ("First Financial Management") through a series of acquisitions which created a fully integrated document management services company. First Image delivers a full range of services to a diverse client base, including: document imaging on various media (microfiche, CD-ROM and laser disk); print and mail services; demand publishing; health care and insurance claims entry; and data capture. In October 1995, First Data, in a transaction accounted for under the pooling of interests method, merged with First Financial Management. In January 1998, First Data announced its intention to sell the Company. The accompanying financial statements do not give any effect to any such possible transaction.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

SUPPLIES INVENTORY

    Supplies inventory consists of paper, toner, developer and other disposable chemicals, film, compact discs and micrographic chemicals, and packaging material. Supplies are valued at the lower of cost or market with cost determined using the first-in-first-out method.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation expense is calculated over the estimated useful lives of the related assets (three to eight years) using the straight-line method for financial reporting purposes. Leasehold improvements are amortized over the term of the related lease.

GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill represents the excess of purchase price over the fair value of net tangible and identifiable intangible assets acquired and is being amortized using the straight-line method over 40 years. At December 31, 1997, the Company had goodwill of $127.6 million. Other intangible assets consist primarily of acquired contract costs and, to a much lesser extent, non-compete agreements. These costs are amortized on a straight-line basis over the length of the agreement or benefit period, generally ranging from 7 to 15 years. Goodwill and other intangible assets are reviewed for impairment whenever events indicate that their carrying amount may not be recoverable. In such reviews, estimated undiscounted future cash flows associated with these assets are compared with their carrying value to determine if a write-down to fair value (normally measured by discounting estimated future cash flows) is required.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

    Revenue from sales of products and services is recognized based upon shipment of products or performance of services. Revenues from prepaid maintenance contracts are deferred and recognized in earnings over the period the service is provided. Postage related to mailing services is generally reimbursed by customers, accordingly, revenue is presented net of postage reimbursements.

INCOME TAXES

    The Company accounts for income taxes under the liability method required by Statement of Financial Accounting Standards ("SFAS") No. 109, ACCOUNTING FOR INCOME TAXES, whereby deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and tax purposes.

    The taxable income of the Company is included in the U.S. federal income tax return of First Data. For financial reporting purposes, the Company's provision for income taxes has been determined as if the Company were a separate tax-paying entity. Current income taxes payable are included in division equity.

EMPLOYEE STOCK OPTIONS

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") established accounting and reporting standards for stock based employee compensation plans. As permitted by the standard, First Data and the Company elected to continue to account for employee stock options under Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and related interpretations. Accordingly, adoption of the standard has not affected the Company's results of operations or financial position.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. ACQUISITION AND DIVESTITURE

    In January 1997, the Company acquired certain assets associated with the "computer output to microfiche" business of the Eastman Kodak Company. This transaction has been accounted for as a purchase business combination and the results of the acquired operations have been included in the Company's results since the acquisition date. The consideration paid for this acquisition, after adjustment, amounted to $20.5 million of which $16.0 million, $2.4 million and $2.1 million were allocated to acquired contracts costs, a non-compete agreement and equipment, respectively. The amortization periods for the acquired contract costs and non-compete agreement are 7 and 5 years, respectively. The pro forma impact of this acquisition is not material to the Company's results of operations.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

3. ACQUISITION AND DIVESTITURE (CONTINUED)
    In December 1997, the Company sold its Micropublishing product line for cash proceeds of $2.1 million and recognized a $1.9 million gain. The terms of the sale agreement provide for the Company to earn up to an additional $0.5 million in proceeds if certain revenue targets are met.

4. RELATED PARTY TRANSACTIONS

    The Company has various transactions with First Data and its affiliates. These transactions can be generally classified into the following categories:

    - trade activities--this involves the Company deriving revenues for providing document management services to First Data affiliates and incurring expenses from First Data affiliates for various services. The following summarizes the Company's trade transactions with First Data and affiliates:

                                                                                YEAR ENDED
                                                                             DECEMBER 31, 1997
                                                                             -----------------
Trade revenues.............................................................      $  12,058
Trade expenses.............................................................             26

    - allocation of general and administrative costs--this is a general allocation of First Data corporate overhead based on 1% of the Company's revenue. Functions provided by First Data corporate include administration of employee benefit programs, internal audit, financial systems licensing and processing, taxes and other support services. This allocation is not necessarily indicative of the level of expenses that might have been incurred had the Company contracted directly with third parties. Management has not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been.

    - direct charges--certain programs and activities are administered by First Data on a company-wide basis. Examples are employee benefit plans, group and other insurance programs and certain vendor agreements that are negotiated by First Data on an enterprise wide basis. The costs of these programs and activities are specifically identifiable to each participating business unit and, for this reason, the costs are not included in the table above.

    Management believes that the overall amount of charges to and from First Data are reasonable and that the accompanying financial statements reflect all of the Company's costs of doing business.

    First Data does not have any specific indebtedness related to the Company and the accompanying financial statements do not reflect any allocations of First Data interest expense. There are no formal financing arrangements with First Data. However, cash not necessary for the Company's near term operating requirements has been remitted to First Data which in turn has funded the Company's operating, investing and financing activities as required. Accordingly, apart from net income, the net change in the division equity balance has been reflected as a financing activity in the accompanying statement of cash flows. The average balance in division equity was $229.0 million for the year ended December 31, 1997.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

    Prepaid expenses and other current assets were comprised of:

                                                                          DECEMBER 31, 1997
                                                                        ----------------------
Prepaid postage.......................................................        $    7,164
Prepaid maintenance agreements........................................             2,530
Other.................................................................             1,133
                                                                                 -------
                                                                              $   10,827
                                                                                 -------
                                                                                 -------

6. OTHER ACCRUED LIABILITIES

    Other accrued liabilities were comprised of:

                                                                          DECEMBER 31, 1997
                                                                        ----------------------
Accrued maintenance contract costs....................................        $    4,436
Accrued sales and other non-income taxes..............................             4,961
Accrued inventory purchases...........................................               906
Other.................................................................             3,698
                                                                                 -------
                                                                              $   14,001
                                                                                 -------
                                                                                 -------

7. NOTES PAYABLE

    Notes payable are payable to various Kentucky governmental authorities and bear interest at rates ranging from 2% to 7.89% and are due as follows:
1998--$281; 1999--$247; 2000--$129; 2001--$111; 2002 and thereafter--$69.
Certain of the Company's property and equipment are pledged as collateral against these notes.

8. CONCENTRATION OF CREDIT RISK

    The Company's customers, while concentrated in the United States, are spread across diverse market sectors and range in size from small local to Fortune 500 companies. There were no single customers accounting for 5% or more of the Company's revenues for the year ended December 31, 1997. The Company, through two separate subcontracts with two separate companies, derives revenues from two agencies of the U.S. government aggregating 6% of 1997 revenues. The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectable. The Company establishes its allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

9. OPERATING AND CAPITAL LEASES

    The Company leases certain office equipment and office space under noncancellable lease agreements. Future minimum lease payments under noncancellable operating and capital leases, with initial lease terms of at least one year at the time of inception, are as follows at December 31, 1997:

                                                                                            CAPITAL     OPERATING
                                                                                           ---------  -------------
1998.....................................................................................  $   8,190    $     170
1999.....................................................................................      7,031          104
2000.....................................................................................      4,184           79
2001.....................................................................................      2,812           63
2002.....................................................................................      1,706           36
Thereafter...............................................................................        712           --
                                                                                           ---------        -----
Total minimum lease payments.............................................................  $  24,635          452
                                                                                           ---------
                                                                                           ---------
Less: amount representing interest.......................................................                      54
                                                                                                            -----
                                                                                                            -----
Present value of minimum lease payments..................................................               $     398
                                                                                                            -----
                                                                                                            -----

    Total rent expense for all operating leases was approximately $8.0 million for the year ended December 31, 1997. The gross and net book values of assets held under capital lease agreements were $686 and $398, respectively at December 31, 1997.

10. STOCK OPTION PLAN

    The Company participates in a First Data plan that provides for the granting of First Data stock options to key employees and other key individuals who perform services for the Company. A total of 53.7 million shares of First Data common stock have been reserved for issuance under First Data plans, of which
7.6 million shares remain available for future grant as of December 31, 1997. The options have been issued at a price equivalent to First Data common stock's fair market value at the date of grant, generally have ten year terms and generally become exercisable in three or four equal annual increments beginning 12 months after the date of grant.

    In October 1996, First Data instituted an employee stock purchase plan for which a total of six million shares have been reserved for issuance, of which
4.8 million shares remain available for future grant as of December 31, 1997. Monies accumulated through payroll deductions elected by eligible employees are used to effect quarterly purchases of First Data common stock at a 15% discount from the lower of the market price at the beginning or end of the quarter.

    The Company has elected to follow APB 25 for First Data stock options because, as discussed below, the alternative fair value accounting under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the stock options equals the market price of the underlying First Data stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123, assuming the Company has accounted for its First Data employee stock options granted subsequent to

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

10. STOCK OPTION PLAN (CONTINUED)

December 31, 1994 under the fair value method of SFAS No. 123. The fair value for options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the year ended December 31, 1997:

                                                                                      1997
                                                                                  ------------
Risk-free interest rate.........................................................          6.23%
Dividend yield..................................................................          0.22%
Volatility of First Data common stock...........................................          18.9%
Expected option life............................................................       5 years
Expected employee stock purchase right life.....................................    0.25 years
Weighted-average fair value of options granted..................................           $12
Weighted-average fair value of employee stock purchase rights...................            $7

    The Company's pro forma net income after amortizing the fair value of the options and the stock purchase rights over their vesting period is $7.6 million for the year ended December 31, 1997. SFAS 123 is applicable only to options granted subsequent to December 31, 1994, accordingly, its pro forma effect will not be fully reflected until 1999.

    Because the Company's First Data employee stock options have characteristics significantly different from those of traded options for which the Black-Scholes model was developed, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models, in management's opinion, do not necessarily provide a reliable single measure of the fair value of its First Data employee stock options.

    A summary of First Data stock option activity for the Company's employees is as follows:

                                                                                        WEIGHTED
                                                                                         AVERAGE
                                                                                        EXERCISE
                                                                          OPTIONS         PRICE
                                                                        -----------  ---------------
Outstanding at beginning of period....................................     295,592      $      30
Granted...............................................................     147,560             38
Exercised.............................................................     (28,547)            34
Canceled..............................................................     (92,657)            38
                                                                        -----------
Outstanding at end of period..........................................     321,948      $      31
                                                                        -----------
                                                                        -----------
Exercisable...........................................................      73,991
                                                                        -----------
                                                                        -----------

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

10. STOCK OPTION PLAN (CONTINUED)
    The following summarizes information about stock options outstanding:

                      OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
---------------------------------------------------------------  ------------------------------
                          WEIGHTED AVERAGE        WEIGHTED                        WEIGHTED
 EXERCISE     NUMBER          REMAINING            AVERAGE         NUMBER          AVERAGE
  PRICES    OUTSTANDING   CONTRACTUAL LIFE     EXERCISE PRICE    EXERCISABLE   EXERCISE PRICE
----------  -----------  -------------------  -----------------  -----------  -----------------
$   3--$ 8      32,946         2.7 years          $       4          32,946       $       4
$  11--$28      38,096         7.3 years          $      22          19,870       $      19
$  31--$40     250,906         8.6 years          $      36          21,175       $      37
            -----------                                          -----------
               321,948         7.8 years          $      31          73,991       $      18
            -----------                                          -----------
            -----------                                          -----------

11. INCOME TAXES

    The provision for income taxes consists of the following:

                                                                              YEAR ENDED
                                                                           DECEMBER 31, 1997
                                                                        -----------------------
Federal...............................................................         $   6,423
State and local.......................................................             1,922
                                                                                  ------
Total.................................................................         $   8,345
                                                                                  ------
                                                                                  ------

    Deferred income taxes result from the recognition of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years.

    The provision for income taxes is comprised of the following:

                                                                              YEAR ENDED
                                                                           DECEMBER 31, 1997
                                                                         ---------------------
Current................................................................        $   9,868
Deferred...............................................................           (1,523)
                                                                                 -------
Total..................................................................        $   8,345
                                                                                 -------
                                                                                 -------

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

11. INCOME TAXES (CONTINUED)

    The Company's net deferred tax assets (liabilities) consist of the following:

                                                                          DECEMBER 31, 1997
                                                                        ----------------------
Deferred tax assets:
  Accrued costs.......................................................        $    2,564
  Accounts receivable allowance.......................................             1,357
                                                                                 -------
Total deferred tax assets.............................................             3,921
Valuation allowance...................................................                --
                                                                                 -------
      Net deferred tax assets.........................................             3,921

Deferred tax liabilities:
  Depreciation and amortization.......................................            (1,865)
                                                                                 -------
Total deferred tax liabilities........................................            (1,865)
                                                                                 -------
  Net deferred tax assets.............................................        $    2,056
                                                                                 -------
                                                                                 -------

    The reconciliation of income tax computed at the U.S. federal statutory tax rate to income tax expense is:

                                                                              YEAR ENDED
                                                                           DECEMBER 31, 1997
                                                                        -----------------------
Tax at U.S. statutory rate............................................         $   5,811
Increases in taxes from:
  State and local taxes...............................................             1,249
  Non-deductible goodwill.............................................             1,267
  Other non-deductible................................................                76
  Other...............................................................               (58)
                                                                                  ------
Total.................................................................         $   8,345
                                                                                  ------
                                                                                  ------

12. RETIREMENT PLAN

    First Data has an incentive savings plan which allows eligible employees of First Data and its subsidiaries to contribute a percentage of their compensation and provides for certain matching, service-related and other contributions. The Company's matching and service-related contributions associated with the plan were approximately $1.2 million for the year ended December 31, 1997.

13. CONTINGENCIES

    The Company is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                          YEAR ENDED DECEMBER 31, 1997
  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND WHERE INDICATED)

14. YEAR 2000 REMEDIATION (UNAUDITED)

    The Company is faced with "Year 2000" remediation issues. Many computer programs were written with a two digit date field and if these programs are not made Year 2000 compliant, they will be unable to correctly process date information on or after the Year 2000. Remediation efforts go beyond the Company's internal computer systems and require coordination with clients, vendors, government entities and other third parties to assure that their systems and related interfaces are compliant. Failure to achieve timely remediation of the Company's computer systems that process client information and transactions would have a material adverse effect on the Company's business, operations and financial results.

    In response to the Year 2000 concerns, First Data created a Year 2000 Task Force to coordinate and monitor the progress in the Year 2000 remediation efforts. The Task Force reports directly to First Data's executive management and also provides regular reports to the Board of Directors. In addition, at the direction of the Audit Committee of the Board of Directors, First Data engaged the Gartner Group to provide an independent analysis and assessment of its Year 2000 remediation efforts. The Gartner Group provides regular progress reports to executive management and the Board of Directors and regularly meets with the Audit Committee of the Board to discuss its reports.

    The Company's plans call for all mission critical systems to be renovated and compliance testing underway by the end of 1998. Acceptance testing with clients and other third parties will take place between late 1998 and mid 1999. Completion of all third party interfacing testing is dependent upon those third parties completing their own internal remediation. The Company could be adversely affected to the extent third parties with which it interfaces have not properly addressed their Year 2000 issues.

    The Company anticipates expenditures for Year 2000 remediation efforts and testing to approximate $1.5 million in 1998 and $500 in 1999.

15. SUBSEQUENT EVENT

    On May 5, 1998 First Data and First Financial Management entered into an asset purchase agreement (the "Agreement") with Anacomp, Inc. ("Anacomp"). Pursuant to the terms of the Agreement, Anacomp will purchase substantially all of the Company's assets subject to certain liabilities for an initial purchase price of $150 million. Such initial purchase price is subject to adjustment based upon working capital delivered at closing. Closure of the transactions contemplated in the Agreement is subject to certain regulatory approvals. The accompanying financial statements do not give effect to any of the transactions contemplated under the Agreement.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                                 BALANCE SHEET
                                 MARCH 31, 1998
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                          ASSETS
Current Assets:
  Cash and cash equivalents......................................................   $     363
  Accounts receivable, net of allowance of $1,949................................      49,100
  Intercompany trade receivables.................................................         565
  Deferred tax assets............................................................       3,532
  Prepaid expenses and other current assets......................................       8,899
  Supplies inventory.............................................................       4,847
                                                                                   -----------
      Total current assets.......................................................      67,306

Property and equipment:
  Land, buildings and improvements...............................................       3,761
  Leasehold improvements.........................................................       8,973
  Equipment......................................................................      72,207
  Furniture and fixtures.........................................................       6,781
                                                                                   -----------
                                                                                       91,722
  Less: Accumulated depreciation.................................................     (63,119)
                                                                                   -----------
      Net property and equipment.................................................      28,603

Goodwill and other intangible assets less accumulated amortization of $53,322....     163,375
Other assets.....................................................................          96
                                                                                   -----------
      Total assets...............................................................   $ 259,380
                                                                                   -----------
                                                                                   -----------
                              LIABILITIES AND DIVISION EQUITY
Liabilities:
  Accounts payable...............................................................   $   5,203
  Intercompany trade accounts payable............................................       1,054
  Accrued salaries and benefits..................................................       3,246
  Other accrued liabilities......................................................      14,574
  Deferred revenue...............................................................       2,650
  Notes payable and capital lease obligations--current...........................         376
                                                                                   -----------
      Total current liabilities..................................................      27,103

Deferred tax liability...........................................................       1,865

Notes payable and capital lease obligations--long term...........................         753

Other liabilities................................................................         425

Commitments and contingencies....................................................

Division equity..................................................................     229,234
                                                                                   -----------
      Total liabilities and division equity......................................   $ 259,380
                                                                                   -----------
                                                                                   -----------

                            See accompanying notes.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                              STATEMENTS OF INCOME
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
Revenue.....................................................................................  $  56,881  $  57,422
Expenses:
  Salaries and benefits.....................................................................     20,611     21,301
  Forms and supplies........................................................................      5,987      6,386
  Equipment and occupancy...................................................................      9,502     10,355
  Other operating and administrative........................................................      8,435      7,419
  Depreciation and amortization.............................................................      5,140      4,767
  Provision for employee severance and office closure.......................................     --            275
  Overhead charges from First Data Corporation..............................................        569        574
                                                                                              ---------  ---------
      Total expenses........................................................................     50,244     51,077
                                                                                              ---------  ---------
Operating income............................................................................      6,637      6,345
Interest expense............................................................................        (19)       (21)
Provision for income taxes..................................................................     (3,327)    (3,178)
                                                                                              ---------  ---------
      Net income............................................................................  $   3,291  $   3,146
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            See accompanying notes.

                         FIRST IMAGE MANAGEMENT COMPANY
                     (A DIVISION OF FIRST DATA CORPORATION)

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                                   MARCH 31,
                                                                                            -----------------------
                                                                                               1998         1997
                                                                                            -----------  ----------
OPERATING ACTIVITIES
Net income................................................................................   $   3,291   $    3,146
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation............................................................................       2,738        2,570
  Amortization............................................................................       2,402        2,197
  Deferred tax (benefit) provision........................................................         389       (1,524)
  Changes in operating assets and liabilities:
    Accounts receivable...................................................................      (1,465)      (2,896)
    Prepaid expenses, supplies inventory and other assets.................................       2,356       (1,373)
    Accounts payable and accrued liabilities..............................................         444        2,541
    Accrued salaries and benefits.........................................................         879           67
    Deferred revenue......................................................................        (336)       4,488
    Intercompany trade accounts...........................................................         810        2,245
                                                                                            -----------  ----------
      Net cash provided by operating activities...........................................      11,508       11,461
INVESTING ACTIVITIES
Acquisitions..............................................................................         (94)     (22,678)
Purchases of property and equipment.......................................................      (1,972)      (3,562)
                                                                                            -----------  ----------
      Net cash used in investing activities...............................................      (2,066)     (26,240)
FINANCING ACTIVITIES
Payment of long-term debt.................................................................        (106)        (264)
Capital contribution from (return of capital) to First Data Corporation...................      (9,361)      14,262
                                                                                            -----------  ----------
      Net cash (used in) provided by financing activities.................................      (9,467)      13,998
Decrease in cash and cash equivalents.....................................................         (25)        (781)
Cash and cash equivalents at beginning of period..........................................         388        1,130
                                                                                            -----------  ----------
Cash and cash equivalents at end of period................................................   $     363   $      349
                                                                                            -----------  ----------
                                                                                            -----------  ----------

                         FIRST IMAGE MANAGEMENT COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. GENERAL

    The accompanying financial statements of First Image Management Company ("FIMC" or the "Company") should be read in conjunction with the Company's financial statements for the year ended December 31, 1997. Significant accounting policies disclosed therein have not changed.

    The accompanying financial statements are unaudited; however, in the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the financial position of the Company at March 31, 1998 and the results of its operations and cash flows for the three months ended March 31, 1998 and 1997. Results of operations reported for interim periods are not necessarily indicative of results for the entire year.

2. SUBSEQUENT EVENT

    On May 5, 1998 First Data and First Financial Management entered into an asset purchase agreement (the "Agreement") with Anacomp, Inc. ("Anacomp"). Pursuant to the terms of the Agreement, Anacomp will purchase substantially all of the Company's assets subject to certain liabilities for an initial purchase price of $150 million. Such initial purchase price is subject to adjustment based upon working capital delivered at closing. Closure of the transactions contemplated in the Agreement is subject to certain regulatory approvals. The accompanying financial statements do not give effect to any of the transactions contemplated under the Agreement.

   (b)    Pro forma financial information

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended September 30, 1997 for the Company and December 31, 1997 for First Image and for the six months ended March 31, 1998 for both the Company and First Image, and the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998 for both the Company and First Image have been prepared giving effect to the Offering, the application of the net proceeds therefrom, the Prior Refinancings (as defined), the Senior Debt Refinancing, the Acquisition, and the Dispositions as if they had occurred at the beginning of the applicable statement of operations periods and as of the balance sheet date.

    In February 1997, the Company refinanced its existing 11 5/8% Senior Secured Notes due 2002 with a senior secured term loan and revolving credit facility, reducing its outstanding borrowings from $97.9 million to $55 million. In March 1997, the Company refinanced its existing 13% Senior Subordinated Notes due 2002 ($160 million face value) with its 10 7/8% Senior Subordinated Notes due 2004, Series B (the "Existing Notes") ($200 million face value). These two refinancings are referred to collectively as the "Prior Refinancings."

    The Unaudited Pro Forma Consolidated Financial Information does not purport to be indicative of the results that would have been obtained had such transactions in fact been completed as of the date and for the periods presented or that may be obtained in the future.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997 FOR THE COMPANY FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997 FOR FIRST IMAGE

                                                                                          ADJUSTMENTS
                                                                                            FOR THE     ADJUSTMENTS
                                                                                          SENIOR DEBT     FOR THE
                                     HISTORICAL                                           REFINANCING   ACQUISITION
                                        THE          PRIOR                  HISTORICAL      AND THE       AND THE
                                      COMPANY     REFINANCINGS   SUBTOTAL   FIRST IMAGE    OFFERING     DISPOSITIONS  PRO FORMA
                                     ----------   ------------   ---------  -----------   -----------   -----------   ---------
Revenues...........................  $ 462,510                   $ 462,510   $ 221,983                   $(97,636)(13)$571,453
                                                                                                          (15,404)(14)
Operating costs and expenses:
  Costs of sales and services......    304,514                     304,514     151,957                    (73,187)(13) 367,880
                                                                                                          (15,404)(14)
  Selling, general and
    administrative expenses........     90,731                      90,731      55,254                    (19,660)(15) 120,922
                                                                                                           10,666 (16)
                                                                                                          (16,069)(13)
  Amortization of reorganization
    asset..........................     75,780                      75,780                                              75,780
                                     ----------   ------------   ---------  -----------   -----------   -----------   ---------
Total operating costs and
  expenses.........................    471,025            --       471,025     207,211            --     (113,654)     564,582
                                     ----------   ------------   ---------  -----------   -----------   -----------   ---------
Income (loss) from operations
  before interest, other income,
  income taxes and extraordinary
  item.............................     (8,515)           --        (8,515)     14,772            --          614        6,871
Interest income....................      4,346          (475)(2)     3,871                       (89)(8)     (880)(17)   2,902
Interest expense and fee
  amortization.....................    (35,896)         (176)(3)   (31,645)        (84)        5,498 (9)       82 (13) (42,277)
                                                       7,460 (4)                              (4,145)(10)   3,428 (18)
                                                      (4,700)(5)                              (1,452)(11)
                                                      24,003 (6)                             (13,959)(12)
                                                     (22,336)(7)
Other income (expense).............     (1,285)                     (1,285)      1,915                                     630
                                     ----------   ------------   ---------  -----------   -----------   -----------   ---------
Income (loss) before taxes and
  extraordinary item...............    (41,350)        3,776       (37,574)     16,603       (14,147)       3,244      (31,874)
Provision (benefit) for income
  taxes(1).........................     15,500         1,586        17,086       8,345        (5,942)          (9)      19,480
                                     ----------   ------------   ---------  -----------   -----------   -----------   ---------
Income (loss) before extraordinary
  item.............................    (56,850)        2,190       (54,660)      8,258        (8,205)       3,253      (51,354)
                                     ----------   ------------   ---------  -----------   -----------   -----------   ---------
                                     ----------   ------------   ---------  -----------   -----------   -----------   ---------

Per share income (loss) before
  extraordinary item...............  $   (4.23)                                                                       $  (3.82)(19)
                                     ----------                                                                       ---------
                                     ----------                                                                       ---------

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997 FOR THE COMPANY FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997 FOR FIRST IMAGE
                             (DOLLARS IN THOUSANDS)

(1) Assumes an effective tax rate of approximately 42% on all adjustments.

Adjustments for the Prior Refinancings
--------------------------------------

(2) Reflects adjustment to interest income based on amount of cash outstanding subsequent to the Prior Refinancings at an assumed interest rate of 5%.

(3) Represents adjustment to historical amortization of deferred debt costs as if the senior secured term loan and revolving credit facilities had been in place during the entire period.

(4) Represents elimination of historical interest expense related to the 11 5/8% Senior Secured Notes due 2002 and the senior secured term loan and revolving credit facility.

(5) Represents twelve months of interest expense related to the senior secured term loan and revolving credit facility as if they had been outstanding for the entire period (based on amount outstanding as of March 31, 1998 of $54,021 and an interest rate of 8.7%).

(6) Reflects elimination of historical interest expense, fee amortization, and debt discount amortization related to the Company's 13% Senior Subordinated Notes due 2002 and the Existing Notes outstanding during the period.

(7) Reflects interest expense, fee amortization and debt discount amortization on the Company's Existing Notes as if the Existing Notes had been outstanding for the entire period.

Adjustments for the Senior Debt Refinancing and the Offering
------------------------------------------------------------
(8) Reflects downward adjustment of interest income (at an estimated interest rate of 5%) based on actual cash on hand at March 31, 1998 as if the cash amount had been on hand from the beginning of the period.

(9) Reflects elimination of pro forma amortization of deferred debt costs and pro forma interest expense related to the senior secured term loan and revolving credit facility (after consideration of the Prior Refinancings).

(10) Reflects twelve months of interest expense associated with the New Revolving Credit Facility based on the pro forma amount outstanding as of March 31, 1998 under the existing senior secured term loan and revolving credit facilities of $55,271 (assuming an effective interest rate of 7.5% under the New Revolving Credit Facility) before consideration of the Dispositions.

(11) Reflects twelve months amortization of (i) $1,250 of debt issuance costs associated with the New Revolving Credit Facility, amortizable over 60 months and (ii) $7,000 of debt issuance costs associated with the Notes, amortizable over an assumed life of the Notes of 70 months.

(12) Reflects interest expense on $135,000 face amount of 10.875% Notes issued at a 4% premium ($5,400) to yield a 9.9% effective interest rate after consideration of the accretion of the premium.

Adjustments for the Acquisition and Dispositions
------------------------------------------------

(13) Reflects elimination of revenues, expenses and interest income for the twelve months ended December 31, 1997 associated with the DPDS Business and the DAS Business.

(14) Reflects elimination of equipment and supplies sales from the Company to First Image.

(15) Reflects elimination of First Image historical depreciation and amortization for the twelve months ended December 31, 1997.

(16) Reflects pro forma depreciation of property and equipment and amortization of goodwill for the year ended September 30, 1997 resulting from the allocation of the acquisition cost of First Image. Property and equipment are being depreciated over five years and goodwill is being amortized over ten years. For purposes of the pro forma financial statements, net book value of First Image balance sheet items as of March 31, 1998 was assumed to be fair market value. The purchase price allocation may change subject to a detailed evaluation of the fair market values of the individual assets and liabilities as of the Acquisition closing date and subject to a working capital adjustment in the Asset Purchase Agreement.

(17) Reflects adjustment of interest income (at an estimated interest rate of 5%) based on expected utilization of $17.6 million of cash in connection with the Acquisition.

(18) Reflects elimination of interest expense as a result of the application of 100% of the expected proceeds from the disposition of the DPDS Business and the DAS Business to repay amounts outstanding under the New Revolving Credit Facility. Management has a reasonable expectation that the Dispositions will be consummated within one year of the Acquisition and, in fact, has entered into letters of intent to sell both businesses.

(19) Pro forma income (loss) before extraordinary item excludes an approximate $2.0 million extraordinary loss (excluding income tax benefit) expected to be recorded in connection with the Senior Debt Refinancing related to the write-off of unamortized debt issuance costs.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1998

                                                                  ADJUSTMENTS
                                                                    FOR THE     ADJUSTMENTS
                                               HISTORICAL         SENIOR DEBT     FOR THE
                                          ---------------------   REFINANCING   ACQUISITION
                                            THE                     AND THE       AND THE
                                          COMPANY   FIRST IMAGE    OFFERING     DISPOSITIONS    PRO FORMA
                                          --------  -----------   -----------   -----------     ---------
                                                              (DOLLARS IN THOUSANDS)
Revenues................................  $235,407   $111,464            --     $    (4,504)(7) $289,940
                                                                                    (52,427)(8)
Operating costs and expenses:
  Costs of sales and services...........   156,093     72,837            --          (4,504)(7)  188,510
                                                                                    (35,916)(8)
  Selling, general and administrative
    expenses............................    53,437     30,161            --         (10,213)(8)   68,868
                                                                                     (9,850)(9)
                                                                                      5,333 (10)
  Amortization of reorganization
    assets..............................    37,490         --            --              --       37,490
                                          --------  -----------   -----------   -----------     ---------
Total operating costs and expenses......   247,020    102,998            --         (55,150)     294,868
                                          --------  -----------   -----------   -----------     ---------
Income (loss) from operations before
  interest, other income, income taxes
  and extraordinary item................   (11,613)     8,466            --          (1,781)      (4,928)
Interest income.........................     1,339        (31)           --              53 (8)      921
                                                                                       (440)(11)
Interest expense and fee amortization...   (15,878)        --           535 (2)       1,714 (12) (21,138)
                                                                      2,270 (3)
                                                                     (2,073)(4)
                                                                       (726)(5)
                                                                     (6,980)(6)
Other income (loss).....................      (571)     1,915            --              --        1,344
                                          --------  -----------   -----------   -----------     ---------
Income (loss) before taxes and
  extraordinary item....................   (26,723)    10,350        (6,974)           (454)     (23,801)
Provision (benefit) for income
  taxes(1)..............................     4,500      5,187        (2,929)         (1,031)       5,727
                                          --------  -----------   -----------   -----------     ---------
Income (loss) before extraordinary
  item..................................  $(31,223)  $  5,163       $(4,045)    $       577     $(29,528)
                                          --------  -----------   -----------   -----------     ---------
                                          --------  -----------   -----------   -----------     ---------
Per share income (loss) before
  extraordinary item....................  $  (2.26)                                             $  (2.13)(13)
                                          --------                                              ---------
                                          --------                                              ---------

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

(1) Assumes an effective tax rate of approximately 42% on all adjustments.

Adjustments for the Senior Debt Refinancing and the Offering
------------------------------------------------------------

(2) Reflects elimination of amortization of debt issuance costs under the existing senior secured term loan and revolving credit facilities.

(3) Reflects elimination of historical interest expense under the existing senior secured term loan and revolving credit facilities.

(4) Reflects six months of interest expense associated with the New Revolving Credit Facility based on the pro forma amount outstanding as of March 31, 1998 under the existing senior secured term loan and revolving credit facilities of $55,271 (assuming an effective interest rate of 7.5% under the New Revolving Credit Facility) before consideration of the Dispositions.

(5) Reflects six months amortization of (i) $1,250 of debt issuance costs associated with the New Revolving Credit Facility, amortizable over 60 months and (ii) $7,000 of debt issuance costs associated with the Notes, amortizable over an assumed life of the Notes of 70 months.

Adjustments for the Acquisition and Dispositions
------------------------------------------------

(6) Reflects interest expense on $135,000 face amount of 10.875% Notes issued at a 4% premium ($5,400) to yield a 9.9% effective interest rate after consideration of the accretion of the premium.

(7) Reflects elimination of equipment and supplies sales from the Company to First Image.

(8) Reflects elimination of revenues, expenses and interest income for the six months ended March 31, 1998 associated with the DPDS Business and the DAS Business.

(9) Reflects elimination of First Image historical depreciation and amortization for the six months ended March 31, 1998.

(10) Reflects pro forma depreciation of property and equipment and amortization of goodwill for the six months ended March 31, 1998 resulting from the allocation of the acquisition cost of First Image. Property and equipment are being depreciated over five years and goodwill is being amortized over ten years. For purposes of the pro forma financial statements, net book value of First Image balance sheet items as of March 31, 1998 was assumed to be fair market value. The purchase price allocation will change subject to a detailed evaluation of the fair market values of the individual assets and liabilities as of the Acquisition closing date and subject to a working capital adjustment in the Asset Purchase Agreement.

(11) Reflects adjustment of interest income (at an estimated interest rate of 5%) based on expected utilization of $17.6 million of cash in connection with the Acquisition.

(12) Reflects elimination of interest expenses as a result of the application of 100% of the expected proceeds from the disposition of the DPDS Business and the DAS Business to repay amounts outstanding under the New Revolving
    Credit Facility. Management has a reasonable expectation that the Dispositions will be consummated within one year of the Acquisition and, in fact, has entered into letters of intent to sell both businesses.

(13) Pro forma income (loss) before extraordinary item excludes an approximate $2.0 million loss (excluding income tax benefit) expected to be recorded in connection with the Senior Debt Refinancing related to the write-off of unamortized deferred debt costs.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998

                                                                   ADJUSTMENTS
                                                                     FOR THE        ADJUSTMENTS
                                                HISTORICAL         SENIOR DEBT        FOR THE
                                          ----------------------   REFINANCING      ACQUISITION
                                             THE        FIRST        AND THE          AND THE          PENDING
                                           COMPANY      IMAGE       OFFERING        DISPOSITIONS     DISPOSITIONS      PRO FORMA
                                          ---------  -----------   -----------      -----------      ------------      ---------
                                                                          (DOLLARS IN THOUSANDS)
                                                             ASSETS
Current assets:
  Cash and cash equivalents.............  $  30,803   $    363      $ 133,400 (1)   $ (151,000)(4)                     $ 13,560
                                                                                            (6)(5)
  Restricted cash.......................      4,052                                    (28,871)(5)                        4,052
  Accounts and Notes Receivable, net....     66,835     49,665                          (1,297)(6)                       86,332
  Current portion of long-term
    receivables.........................      3,823                                                                       3,823
  Inventories...........................     26,757      4,847                          (1,147)(5)                       30,457
  Prepaid expenses and other............      8,527     12,431                          (6,368)(5)
                                                                                        (3,532)(7)                       11,058
                                          ---------  -----------   -----------      -----------      ------------      ---------
Total current assets....................    140,797     67,306        133,400         (192,221)                         149,282
Property and equipment, net.............     33,002     28,603                         (16,817)(5)                       44,788
Long-term receivables, net of current
  portion...............................      6,726                                                                       6,726
Excess of purchase price over net assets
  of businesses acquired and other
  intangibles, net......................     24,791    163,375                          86,808 (8)                      107,882
                                                                                        (3,717)(5)
                                                                                      (163,375)(7)
Reorganization value in excess of
  identifiable asset, net...............    123,955                                                                     123,955
Assets held for sale--DAS...............                                                20,900 (9)     (20,900)(10)
Assets held for sale--DPDS..............                                                24,800 (9)     (24,800)(10)
Other assets............................     14,548         96          7,000 (1)          (15)(5)                       20,843
                                                                       (2,036)(2)
                                                                        1,250 (3)
                                          ---------  -----------   -----------      -----------      ------------      ---------
Total Assets............................  $ 343,819   $259,380      $ 139,614       $ (243,637)       $(45,700)        $453,476
                                          ---------  -----------   -----------      -----------      ------------      ---------
                                          ---------  -----------   -----------      -----------      ------------      ---------

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.....  $   8,281   $    376      $  (8,281)(3)   $     (349)(5)                     $     27
  Accounts Payable......................     30,649      5,203                          (2,782)(5)                       31,773
                                                                                        (1,297)(6)
  Accrued compensation, benefits and
    withholdings........................     15,731      3,246                          (1,662)(5)                       17,315
  Accrued income taxes..................     14,310                      (855)(2)                                        13,455
  Accrued interest......................     14,317                                                                      14,317
  Other accrued liabilities.............     28,429     18,278                          (5,560)(5)                       41,147
                                          ---------  -----------   -----------      -----------      ------------      ---------
Total current liabilities...............    111,717     27,103         (9,136)         (11,650)                         118,034
                                          ---------  -----------   -----------      -----------      ------------      ---------
Non current liabilities:
  Long-term debt, net of current
    portion.............................    245,856        753        140,400 (1)         (700)(5)     (45,700)(10)     350,140
                                                                        9,531 (3)
  Other noncurrent liabilities..........        941      2,290                            (188)(5)                        1,178
                                                                                        (1,865)(7)
                                          ---------  -----------   -----------      -----------      ------------      ---------
Total noncurrent liabilities............    246,797      3,043        149,931           (2,753)        (45,700)         351,318
                                          ---------  -----------   -----------      -----------      ------------      ---------
Total Liabilities.......................    358,514     30,146        140,795          (14,403)        (45,700)         469,352
                                          ---------  -----------   -----------      -----------      ------------      ---------
Stockholders equity:
  Common stock..........................        140                                                                         140
  Capital in excess of par value........    107,454                                                                     107,454
  Cumulative translation adjustment
    (from 5/31/98)......................     (1,247)                                                                     (1,247)
  Stockholders' equity (deficit) (from
    5/31/98)............................   (121,042)   229,234         (1,181)(2)     (229,234)(7)                     (122,223)
                                          ---------  -----------   -----------      -----------      ------------      ---------
Total stockholders' equity (deficit)....    (14,695)   229,234         (1,181)        (229,234)                         (15,876)
                                          ---------  -----------   -----------      -----------      ------------      ---------
Total Liabilities and Stockholders'
  Equity (deficit)......................  $ 343,819   $259,380      $ 139,614       $ (243,637)       $(45,700)        $453,476
                                          ---------  -----------   -----------      -----------      ------------      ---------
                                          ---------  -----------   -----------      -----------      ------------      ---------

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

Adjustments for the Senior Debt Refinancing and the Offering
------------------------------------------------------------

(1) Reflects the issuance of $135,000 face amount of 10.875% Notes issued at a 4% premium ($5,400). Net proceeds received from the Offering are expected to be $133,400, net of expected debt issuance costs of $7,000.

(2) Reflects the write-off of $2,036 of deferred debt issue costs associated with the Company's existing senior secured term loan and revolving credit facilities, net of related tax benefit of $855.

(3) Reflects the closing of the Company's $80 million New Revolving Credit Facility, replacing the Company's existing $80 million senior secured term loan and revolving credit facilities. Estimated costs of the refinancing of $1,250 are reflected as additional borrowings against the New Revolving Credit Facility.

Adjustments for the Acquisition and Dispositions
------------------------------------------------

(4) Reflects the Acquisition for an assumed cash purchase price of $150 million plus estimated acquisition-related costs of $1 million.

(5) Reflects elimination of assets and liabilities at their estimated fair market value as of March 31, 1998 associated with the DPDS Business and the DAS Business. For purposes of the pro forma financial statements, net book value of the First Image balance sheet items as of March 31, 1998 was assumed to be fair market value. The purchase price allocation will change subject to a detailed evaluation of the fair market values of the individual assets and liabilities as of the Acquisition closing date and subject to a working capital adjustment in the Asset Purchase Agreement.

(6) Reflects elimination of a receivable/payable between Anacomp and First Image of $1,297.

(7) Reflects elimination of the following amounts associated with the application of purchase accounting in connection with the Acquisition:

    - deferred tax assets ($3,532) and deferred tax liabilities ($1,865) of First Image;

    - goodwill and other intangible assets of First Image ($163,375); and

    - division equity of First Image ($229,234).

(8) Reflects excess of the purchase price paid over estimated fair market value of tangible assets acquired and liabilities assumed in connection with the Acquisition.

(9) Reflects management's estimate of the proceeds from the disposition of the DPDS Business and the DAS Business.

(10) Assumes 100% of the proceeds from the disposition of the DPDS Business and the DAS Business is used to repay amounts outstanding under the New Senior Credit Facility, in accordance with management's current intentions. Management has a reasonable expectation that the Dispositions will be consummated within one year of the Acquisition and, in fact, has entered into letters of intent to sell both businesses.

     (c)  Exhibits

        EXHIBIT NO.                                  DESCRIPTION
        -----------      ----------------------------------------------------------------------
          2.1        --  Asset Purchase Agreement, dated as of May 5, 1998, among Anacomp,
                         Inc., First Financial Management Corporation and First Data
                         Corporation.

          2.2        --  Amendment No. 1, dated as of June 18, 1998, to the Asset Purchase
                         Agreement, dated as of May 5, 1998, among Anacomp, Inc., First
                         Financial Management Corporation and First Data Corporation.

          4.1        --  Indenture, dated as of June 18, 1998, between the Anacomp, Inc., as issuer, and IBJ Schroder Bank & Trust Company, as trustee, relating the 10 7/8% Series C Senior Subordinated Notes due 2004 and the
                         10 7/8% Series D Senior Subordinated Notes due 2004 (containing, as exhibits, specimens of such Series C Notes and Series D Notes).

          4.2        --  Purchase Agreement, dated June 12, 1998, between Anacomp, Inc.
                         and NatWest Capital Markets Limited, relating the 10 7/8% Series C
                         Senior Subordinated Notes due 2004.

          4.3        --  Exchange and Registration Rights Agreement, dated June 18, 1998 between Anacomp, Inc. and NatWest Capital Markets Limited, relating the 10 7/8% Series C Senior Subordinated Notes due 2004 and the
                         10 7/8% Series D Senior Subordinated Notes due 2004.

          4.4        --  First Supplemental Indenture, dated as of June 12, 1998, to the
                         Indenture, dated as of March 24, 1997, between Anacomp, Inc., as issuer, and IBJ Schroder Bank & Trust Company, as trustee, relating the 10 7/8% Senior Subordinated Notes due 2004, Series A and the
                         10 7/8% Senior Subordinated Notes due 2004, Series B (containing, as exhibits, specimens of such Series A Notes and Series B Notes).

          10.1       --  Revolving Credit Agreement, dated as of June 15, 1998, among
                         Anacomp, Inc., the various lending institutions named therein and
                         BankBoston, N.A. as agent.

          23.1       --  Consent of Ernst & Young LLP

          99.1       --  Press release of the Company, dated June 18, 1998.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                       ANACOMP, INC.

                                       By:       /s/ DONALD L. VILES
                                           ------------------------------------
                                                    DONALD L. VILES
                                               Executive Vice President and
                                                  Chief Financial Officer

Date:  June 24, 1998

                                 EXHIBIT INDEX

        EXHIBIT NO.                                  DESCRIPTION
        -----------      ----------------------------------------------------------------------
          2.1        --  Asset Purchase Agreement, dated as of May 5, 1998, among Anacomp,
                         Inc., First Financial Management Corporation and First Data
                         Corporation.

          2.2        --  Amendment No. 1, dated as of June 18, 1998, to the Asset Purchase
                         Agreement, dated as of May 5, 1998, among Anacomp, Inc., First
                         Financial Management Corporation and First Data Corporation.

          4.1        --  Indenture, dated as of June 18, 1998, between the Anacomp, Inc., as issuer, and IBJ Schroder Bank & Trust Company, as trustee, relating the 10 7/8% Series C Senior Subordinated Notes due 2004 and the
                         10 7/8% Series D Senior Subordinated Notes due 2004 (containing, as exhibits, specimens of such Series C Notes and Series D Notes).

          4.2        --  Purchase Agreement, dated June 12, 1998, between Anacomp, Inc.
                         and NatWest Capital Markets Limited, relating the 10 7/8% Series C
                         Senior Subordinated Notes due 2004.

          4.3        --  Exchange and Registration Rights Agreement, dated June 18, 1998 between Anacomp, Inc. and NatWest Capital Markets Limited, relating the 10 7/8% Series C Senior Subordinated Notes due 2004 and the
                         10 7/8% Series D Senior Subordinated Notes due 2004.

          4.4        --  First Supplemental Indenture, dated as of June 12, 1998, to the
                         Indenture, dated as of March 24, 1997, between Anacomp, Inc., as issuer, and IBJ Schroder Bank & Trust Company, as trustee, relating the 10 7/8% Senior Subordinated Notes due 2004, Series A and the
                         10 7/8% Senior Subordinated Notes due 2004, Series B (containing, as exhibits, specimens of such Series A Notes and Series B Notes).

          10.1       --  Revolving Credit Agreement, dated as of June 15, 1998, among
                         Anacomp, Inc., the various lending institutions named therein and
                         BankBoston, N.A. as agent.

          23.1       --  Consent of Ernst & Young LLP

          99.1       --  Press release of the Company, dated June 18, 1998.